Exhibit 10.3

AMENDMENT NO. 1 TO SPONSOR LETTER AGREEMENT

This Amendment No. 1 to Sponsor Letter Agreement (this “Amendment No. 1”) is dated as of August 22, 2023, by and among Blockchain Coinvestors Acquisition Sponsors I LLC, a Delaware limited liability company (“Sponsor”), Blockchain Coinvestors Acquisition Corp. I, an exempted company incorporated in the Cayman Islands with limited liability, which may redomesticate as a Delaware company in accordance with the Business Combination Agreement (such entity, including the continuing Delaware corporation, “BCSA”), and Qenta Inc., a Delaware corporation (the “Company”). Sponsor, BCSA and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement or Sponsor Letter Agreement (each as defined below).

RECITALS

WHEREAS, BCSA, the Company and certain other persons party thereto entered into that certain Business Combination Agreement, dated as of November 10, 2022, (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), and as a condition and inducement to the willingness of BCSA and the Company to enter into the Business Combination Agreement, BCSA, the Company and Sponsor entered into that certain Sponsor Letter Agreement, dated as of November 10, 2022 (the “Sponsor Letter Agreement”).

WHEREAS, section 8 of the Sponsor Letter Agreement provides that any provision of the Sponsor Letter Agreement may be amended if such amendment is in writing and signed by each party thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Section 3 of the Sponsor Letter Agreement is hereby deleted and replaced in its entirety as follows:

“3. Transfer of Sponsor Equity Securities. BCSA hereby agrees that, contingent and conditioned upon the Closing, Sponsor shall be entitled to transfer at or after the Effective Time up to the amount of Sponsor Equity Securities set forth below in connection with a financing transaction of the Company or its Affiliates to be completed prior to the Closing (such transfers, collectively, the “Permitted Transfers”).

(a) In connection with the consummation of a financing transaction between the Company and parties financing the Company, the Sponsor will transfer and assign up to 3,178,000 of the Class B Shares (or, if converted, BCSA Class A Shares) and 1,322,000 of the BCSA Units held by the Sponsor to such financing parties or to the Company in such amounts and proportions as designated by the Company, conditioned and contingent upon the completion of the Transactions.

(b) Notwithstanding the foregoing, as a condition to any Permitted Transfer all transferees of Sponsor Equity Securities pursuant to a Permitted Transfer shall be required to execute and deliver to BCSA a lockup agreement in the form of BCSA’s publicly filed form of lockup agreement.

(c) “Sponsor Equity Securities” means, before giving effect to the Domestication, all of the BCSA Class B Shares (or, if converted, BCSA Class A Shares) and all of the BCSA units, with each unit (each, a “BCSA Unit”) consisting of one BCSA Class B Share (or, if converted, BCSA Class A Shares) and one-half of one redeemable warrant, each whole warrant (each, a “Warrant”) entitling the holder to purchase one BCSA Class B Share (or, if converted, BCSA Class A Shares) at an exercise price of $11.50 per share, owned by the Sponsor as of the Effective Time, and after the Domestication, all of the shares owned by the Sponsor as of the Effective Time of the class of capital stock into which the BCSA Class B Shares (or, if converted, BCSA Class A Shares) are converted or for which they are exchanged in the Domestication (the “Post-Conversion Stock”) and all of the BCSA Units owned by the Sponsor, which at such time will consist of one share of Post-Conversion Stock and one-half of one redeemable warrant, each whole warrant entitling the holder to purchase one share of Post-Conversion Stock at an exercise price of $11.50 per share.”

2. All provisions of the Sponsor Letter Agreement, except as expressly modified hereby, shall remain in full force and effect and are hereby reaffirmed.

3. Notwithstanding any prior agreement, BCSA hereby consents to the transfers of Sponsor Equity Securities contemplated hereby.

4. This Amendment No. 1 may be executed in two or more counterparts, each of which will be deemed an original, and all of which will constitute the same agreement. This Amendment No. 1 may be delivered by PDF, fax or any other means of electronic transmission, each of which will be deemed an original

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IN WITNESS WHEREOF, the Sponsor, BCSA and the Company have each caused this Amendment No. 1 to Sponsor Letter Agreement to be duly executed as of the date first written above.

SPONSOR:

BLOCKCHAIN COINVESTORS ACQUISITION SPONSORS I LLC

By:	/s/ Lou Kerner
Name: Lou Kerner
Title: Chief Executive Officer

BCSA:

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

By:	/s/ Lou Kerner
Name: Lou Kerner
Title: Chief Executive Officer

COMPANY:

QENTA INC.

By:	/s/ Brent de Jong
Name: Brent de Jong
Title: Chairman and CEO

[Signature Page to Amendment No. 1 to Sponsor Letter Agreement]